Freshworks Reports Fourth Quarter and Full Year 2021 Results
•Full year revenue grew 49% year-over-year
•Fourth quarter revenue grew 44% year-over-year
•Surpassed $100 million in quarterly revenue

San Mateo, Calif. – February 10, 2022 – Freshworks Inc. (NASDAQ: FRSH), a leading software company empowering businesses to delight their customers and employees, today announced financial results for its fourth quarter and full year ended December 31, 2021.

“We had a strong finish to the year as we surpassed $100 million in quarterly revenue and achieved 44% year-over-year growth in the fourth quarter,” said Girish Mathrubootham, CEO and founder of Freshworks. “I’m incredibly proud of our employees for their focus and dedication as we continue to innovate on our products, put customers first, and execute as a public company.”

Fourth Quarter 2021 Financial Summary Results

•Revenue: Total revenue was $105.5 million, representing growth of 44% compared to the fourth quarter of 2020.

•GAAP (Loss) from Operations: GAAP (loss) from operations was $(56.4) million, compared to $(3.4) million in the fourth quarter of 2020.

•Non-GAAP (Loss) from Operations: Non-GAAP (loss) from operations was $(10.7) million, compared to $(2.3) million in the fourth quarter of 2020.

•GAAP Net (Loss) Per Share: GAAP basic and diluted net (loss) per share was $(0.28) based on 269.5 million weighted-average shares outstanding, compared to $(15.41) based on 77.2 million weighted-average shares outstanding in the fourth quarter of 2020.

•Non-GAAP Net (Loss) Per Share: Non-GAAP basic and diluted net (loss) per share was $(0.06) based on 269.5 million weighted-average shares outstanding, compared to $(0.01) based on 77.2 million weighted-average shares outstanding in the fourth quarter of 2020.

•Net Cash Provided by Operating Activities: Net cash provided by operating activities was $4.8 million, compared to $13.5 million in the fourth quarter of 2020.

•Free Cash Flow: Free cash flow was $2.8 million, compared to $11.9 million in the fourth quarter of 2020.

•Cash, Cash Equivalents and Marketable Securities: Cash, cash equivalents, and marketable securities were $1.3 billion as of December 31, 2021.

Full Year 2021 Financial Summary Results

•Revenue: Total revenue was $371.0 million, representing growth of 49% compared to 2020.

•GAAP (Loss) from Operations: GAAP (loss) from operations was $(204.8) million, compared to $(56.1) million in 2020.

•Non-GAAP (Loss) from Operations: Non-GAAP (loss) from operations was $(18.3) million, compared to $(8.3) million in 2020.

•GAAP Net (Loss) Per Share: GAAP basic and diluted net (loss) per share was $(21.73) based on 130.7 million weighted-average shares outstanding, compared to $(21.03) based on 76.9 million weighted-average shares outstanding in 2020.

•Non-GAAP Net (Loss) Per Share: Non-GAAP basic and diluted net (loss) per share was $(0.21) based on 130.7 million weighted-average shares outstanding, compared to $(0.12) based on 76.9 million weighted-average shares outstanding in 2020.

•Net Cash Provided by Operating Activities: Net cash provided by operating activities was $11.5 million, compared to $32.5 million in 2020.

•Free Cash Flow: Free cash flow was $2.3 million, compared to $23.5 million in 2020.

A description of non-GAAP financial measures is contained in the section titled "Explanation of Non-GAAP Financial Measures" below and a reconciliation of GAAP to non-GAAP financial measures is contained in the tables below.

Fourth Quarter Key Metrics and Recent Business Highlights

•Number of customers contributing more than $5,000 in ARR was 14,814, an increase of 28% year-over-year.

•Net dollar retention rate was 114%, compared to 117% in the third quarter of 2021 and 111% in the fourth quarter of 2020.

•Welcomed new customers to the Freshworks community including: British Museum, Databricks, Humanscale, Jollyroom, KaDeWe, Nation Safe Drivers, StyleSeat, Wheel Pros, and more.

•Included in The Forrester Wave™: Enterprise Service Management, Q4 2021, as a "Strong Performer".

•Named one of The 100 Best Large Companies to Work for in 2022 in San Francisco and Colorado by BuiltIn.

•Refresh, the Freshworks annual user conference held virtually in November, attracted over 18,000 registrants.

Financial Outlook

We are providing estimates for the first quarter and full year 2022 based on current market conditions and expectations. We emphasize that these estimates are subject to various important cautionary factors referenced in the section entitled “Forward-Looking Statements” below, including risks and uncertainties associated with the ongoing COVID-19 pandemic.

For the first quarter and full year 2022, Freshworks currently expects the following results:

First Quarter 2022
Total revenue of $107.0 million - $109.0 million
Non-GAAP loss from operations of $(12.5) million - $(10.5) million
Non-GAAP net loss per share(1) of $(0.07) - $(0.05)

Full Year 2022
Total revenue of $486.5 million - $495.0 million
Non-GAAP loss from operations of $(56.5) million - $(48.5) million
Non-GAAP net loss per share(1) of $(0.23) - $(0.19)

(1) Non-GAAP net loss per share was estimated assuming 278.1 million and 286.5 million weighted-average shares outstanding for the first quarter and full year 2022, respectively.

These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Freshworks has not reconciled its estimates for non-GAAP loss from operations to GAAP loss from operations or non-GAAP net loss per share to GAAP net loss per share due to the uncertainty and potential variability of expenses that may be incurred in the future. Accordingly, a reconciliation is not available without unreasonable effort. Freshworks has provided a reconciliation of other GAAP to non-GAAP financial measures in the financial statement tables for its fourth quarter and full year 2021 non-GAAP results included in this press release.

Lock-Up Release

As disclosed in the final prospectus dated September 21, 2021 relating to Freshworks’ initial public offering, beginning at the opening of trading on Monday, February 14, 2022, all remaining shares subject to the terms of certain lock-up agreements entered into by Freshworks’ directors and officers and certain holders of Freshworks’ common stock with the underwriters of Freshworks’ initial public offering will become eligible for sale in the public market, subject to any trading limitations on shares held by affiliates of Freshworks, continued vesting of any unvested equity awards and Freshworks' Insider Trading Policy.

Webcast and Conference Call Information

Freshworks will host a conference call for investors on February 10, 2022 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss the company’s financial results and business highlights. Investors are invited to listen to a live audio webcast of the conference call by visiting the investor relations website at ir.freshworks.com. A replay of the audio webcast will be available shortly after the call on the Freshworks Investor Relations website and will be available for twelve months thereafter.

Explanation of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures, including, non-GAAP gross profit, non-GAAP gross margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP loss from operations, non-GAAP operating margin, non-GAAP net loss per share, non-GAAP net loss attributable to common stockholders, and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe these non-GAAP measures provide investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results. We believe these non-GAAP measures are useful in evaluating our operating performance compared to that of other companies in our industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

We exclude the following items from one or more of our non-GAAP financial measures, including the related income tax effect of these adjustments:

•Stock-based compensation expense. We exclude stock-based compensation, which is a non cash expense, from certain of our non-GAAP financial measures because we believe that excluding this expense provides meaningful supplemental information regarding operational performance. In particular, stock-based compensation expense is not comparable across companies given the variety of valuation methodologies and assumptions.

•Employer payroll taxes on employee stock transactions. We exclude the amount of employer payroll taxes on equity awards from certain of our non-GAAP financial measures because they are dependent on our stock price at the time of vesting or exercise and other factors that are beyond our control and do not correlate to the operation of the business.

•Amortization of acquired intangibles. We exclude amortization of acquired intangibles, which is a non-cash expense, from certain of our non-GAAP financial measures. Our expenses for amortization of acquired intangibles are inconsistent in amount and frequency because they are significantly affected by the timing, size of acquisitions, and the allocation of purchase price. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

•Acquisition-related expenses. We exclude transaction, integration, and retention expenses that are directly related to business combinations from certain of our non-GAAP financial measures because we believe that excluding these items provides meaningful supplemental information regarding operational performance and investors to make more meaningful comparisons between our operating results and those of other companies.

•Gain on sale of non-marketable equity investments. We exclude gains on sale of non-marketable equity investments from certain of our non-GAAP financial measures because we believe they are unrelated to our ongoing operating performance and are not expected to recur in our continuing operating results.

We define free cash flow as net cash (used in) provided by operating activities, less purchases of property and equipment and capitalized internal-use software. We believe that free cash flow is a useful indicator of liquidity as it measures our ability to generate cash from our core operations after purchases of property and equipment. Free cash flow is a measure to determine, among other things, cash available for strategic initiatives, including further investments in our business and potential acquisitions of businesses.

Operating Metrics

Number of Customers Contributing More Than $5,000 in ARR. We define ARR as the sum total of the revenue we would contractually expect to recognize over the next 12 months from all customers at a point in time, assuming no increases, reductions or cancellations in their subscriptions. We define our total customers contributing more than $5,000 in ARR as of a particular date as the number of business entities or individuals, represented by a unique domain or a unique email address, with one or more paid subscriptions to one or more of our products that contributed more than $5,000 in ARR.

Net Dollar Retention Rate. To calculate net dollar retention rate as of a given date, we first determine Entering ARR, which is ARR from the population of our customers as of 12 months prior to the end of the reporting period. We then calculate the Ending ARR from the same set of customers as of the end of the reporting period. We then divide the Ending ARR by the Entering ARR to arrive at our net dollar retention rate. Ending ARR includes upsells, cross-sells, and renewals during the measurement period and is net of any contraction or attrition over this period.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, our GAAP and non-GAAP estimates for the first quarter and full year 2022, our financial outlook, and the usefulness of the measures by which we evaluate our business, among other things. These forward-looking statements are based on Freshworks’ current expectations, estimates and projections about its business and industry, management’s beliefs and certain assumptions made by the company, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “future”, "believe," "expect," "may," "will," "intend," "estimate," "continue," “anticipate,” “could,” “would,” “projects,” “plans,” “targets” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, many of which involve factors or circumstances that are beyond our control, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include our ability to achieve our long-term plans and key initiatives; our ability to maintain or grow the momentum of our business and operations; our ability to attract and retain customers or expand sales to existing customers; delays in product development or deployments or the success of such products; the failure to deliver competitive service offerings and lack of market acceptance of any offerings delivered; the impact to the economy, our customers and our business due to the ongoing COVID-19 pandemic; the timeframes for and severity of the impact of COVID-19 on our customers’ purchasing and renewal decisions, which may extend the length of our sales cycles; any weakened global economic conditions that adversely affect our industry; our history of net losses and ability to achieve or sustain profitability; our ability to sustain or manage any future growth effectively; potential interruptions or performance problems, including a service outage, associated with our technology and the impact of challenges related to being a newly listed public company, as well as the other potential factors described under "Risk Factors" included in Freshworks’ Quarterly Report on Form 10-Q for the period ended September 30, 2021 and other documents of Freshworks Inc. on file with the Securities and Exchange Commission (available at www.sec.gov).

Freshworks cautions you not to place undue reliance on forward-looking statements, which speak only as of the date hereof and are based on information available to Freshworks at the time the statements are made and/or management’s good faith belief as of that time with respect to future events. Freshworks assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

About Freshworks Inc.

Freshworks makes it fast and easy for businesses to delight their customers and employees. We do this by taking a fresh approach to building and delivering software that is affordable, quick to implement, and designed for the end user. Headquartered in San Mateo, California, Freshworks has a dedicated team operating from 13 global locations to serve 50,000+ customers including Bridgestone, Chargebee, DeliveryHero, ITV, Klarna, Multichoice, OfficeMax, TaylorMade and Vice Media. For more information visit www.freshworks.com.

Investor Relations Contact:
Joon Huh
investor@freshworks.com
650-988-5699

Media Relations Contact:
Jayne Gonzalez
press@freshworks.com
408-348-1087

© 2022 Freshworks Inc. All Rights Reserved. Freshworks and its associated logo is a trademark of Freshworks Inc. All other company, brand and product names may be trademarks or registered trademarks of their respective companies. Nothing in this press release should be construed to the contrary, or as an approval, endorsement or sponsorship by any first parties of Freshworks Inc. or any aspect of this press release.

FRESHWORKS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue	$105,480	$73,001	$371,022	$249,659
Cost of revenue(1)	20,398	15,472	78,030	52,492
Gross profit	85,082	57,529	292,992	197,167
Operating expense:
Research and development(1)	29,030	16,148	120,407	69,210
Sales and marketing(1)	72,190	37,929	260,345	133,277
General and administrative(1)	40,237	6,839	117,022	50,792
Total operating expenses	141,457	60,916	497,774	253,279
Loss from operations	(56,375)	(3,387)	(204,782)	(56,112)
Interest and other (expense) income, net	(125)	1,971	23,303	2,833
Loss before income taxes	(56,500)	(1,416)	(181,479)	(53,279)
Provision for income taxes	18,236	119	10,516	4,015
Net loss	(74,736)	(1,535)	(191,995)	(57,294)
Accretion of redeemable convertible preferred stock	—	(1,189,002)	(2,646,662)	(1,560,524)
Net loss attributable to common stockholders	$(74,736)	$(1,190,537)	$(2,838,657)	$(1,617,818)

Net loss per share attributable to common stockholders - basic and diluted	$(0.28)	$(15.41)	$(21.73)	$(21.03)

Weighted average shares used in computing net loss per share attributable to common stockholders - basic and diluted	269,502	77,242	130,652	76,945

______________________
(1)    Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Cost of revenue	$1,621	$—	$5,604	$—
Research and development(2)	8,339	—	45,162	15,890
Sales and marketing	12,704	—	53,169	7
General and administrative(2)	26,520	—	69,508	27,383
Total stock-based compensation expense	$49,184	$—	$173,443	$43,280
______________________
(2)    Includes stock-based compensation of $43.2 million recognized from the secondary equity transactions in the first quarter of 2020, of which $15.9 million was recorded in research and development and $27.3 million was recorded in general and administrative.

FRESHWORKS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2021	December 31, 2020
	(unaudited)
Assets
Cash and cash equivalents	$747,861	$95,382
Marketable securities	575,679	142,733
Accounts receivable, net	51,756	34,270
Deferred contract acquisition costs	14,640	9,167
Prepaid expenses and other current assets	31,440	30,852
Total current assets	1,421,376	312,404

Property and equipment, net	21,478	20,784
Deferred contract acquisition costs, noncurrent	15,007	9,106
Intangible assets, net	1,894	6,223
Goodwill	6,181	6,181
Deferred tax assets	6,284	4,393
Other assets	10,592	8,333
Total assets	$1,482,812	$367,424
Liabilities, Redeemable Convertible Preferred Stock and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$6,321	$3,710
Accrued liabilities	55,829	35,608
Deferred revenue	160,173	104,184
Income tax payable	1,023	8,740
Total current liabilities	223,346	152,242
Other liabilities	21,427	16,827
Total liabilities	244,773	169,069

Redeemable convertible preferred stock	—	2,895,096

Stockholders' Equity (Deficit)
Common stock	3	1
Additional paid-in capital	4,509,724	—
Accumulated other comprehensive (loss) income	(747)	411
Accumulated deficit	(3,270,941)	(2,697,153)
Total stockholders' equity (deficit)	1,238,039	(2,696,741)
Total liabilities, redeemable convertible preferred stock and stockholders' equity (deficit)	$1,482,812	$367,424

FRESHWORKS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Cash Flows from Operating Activities:
Net loss	$(74,736)	$(1,535)	$(191,995)	$(57,294)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,502	2,954	13,294	11,169
Amortization of deferred contract acquisition costs	3,759	2,307	12,844	7,681
Stock-based compensation	49,184	—	173,443	43,280
Premium amortization on marketable securities	551	353	1,757	1,227
Gain realized on sale of marketable securities and non-marketable equity investments	(1)	—	(23,836)	(132)
Change in fair value of equity securities	(32)	(63)	(132)	(107)
Deferred income taxes	9,814	(2,360)	(1,907)	(2,360)
Other	(161)	(42)	(28)	143
Changes in operating assets and liabilities:
Accounts receivable	(7,470)	(3,816)	(17,509)	(9,932)
Deferred contract acquisition costs	(7,186)	(4,408)	(24,218)	(14,344)
Prepaid expenses and other assets	8,881	(1,853)	(5,942)	(8,165)
Accounts payable	2,528	2,582	1,986	53
Accrued and other liabilities	(803)	7,600	17,714	24,867
Deferred revenue	17,014	11,762	55,989	36,444
Net cash provided by operating activities	4,844	13,481	11,460	32,530
Cash Flows from Investing Activities:
Purchases of property and equipment	(1,509)	(755)	(5,565)	(4,383)
Proceeds from sale of property and equipment	55	—	620	—
Capitalized internal-use software	(502)	(803)	(3,552)	(4,631)
Sale of non-marketable equity investments	—	—	23,979	—
Purchases of marketable securities	(531,250)	(16,631)	(686,078)	(115,689)
Sales of marketable securities	94,339	3,000	131,170	18,658
Maturities and redemptions of marketable securities	6,576	41,983	119,130	101,445
Acquired intangible assets	—	—	—	(1,750)
Business combination, net of cash acquired	—	—	—	(5,075)
Net cash (used in) provided by investing activities	(432,291)	26,794	(420,296)	(11,425)
Cash Flows from Financing Activities:
Proceeds from initial public offering, net of underwriting discounts and offering expenses	—	—	1,069,348	—
Proceeds from exercise of stock options	51	125	94	246
Payment of deferred offering costs	(1,358)	—	(6,830)	—
Payment of withholding taxes related to net share settlement of equity awards	(3,343)	—	(3,343)	—
Payment of acquisition-related liabilities	—	(955)	(900)	(2,155)
Net cash (used in) provided by financing activities	(4,650)	(830)	1,058,369	(1,909)
Net (decrease) increase in cash, cash equivalents and restricted cash	(432,097)	39,445	649,533	19,196
Cash, cash equivalents and restricted cash, beginning of period	1,179,961	58,886	98,331	79,135
Cash, cash equivalents and restricted cash, end of period	$747,864	$98,331	$747,864	$98,331

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Reconciliation of gross profit and gross margin:
GAAP gross profit	$85,082	$57,529	$292,992	$197,167
Add: stock-based compensation expense - equity awards	1,621	—	5,604	—
Add: employer taxes on employee stock transactions	(236)	—	287	—
Add: amortization of acquired intangibles	990	1,020	3,929	3,868
Non-GAAP gross profit	$87,457	$58,549	$302,812	$201,035
GAAP gross margin	80.7%	78.8%	79.0%	79.0%
Non-GAAP gross margin	82.9%	80.2%	81.6%	80.5%

Reconciliation of operating expenses:
GAAP research and development	$29,030	$16,148	$120,407	$69,210
Less: stock-based compensation expense - equity awards	(8,339)	—	(45,162)	(8)
Less: stock-based compensation expense - 2020 equity transactions	—	—	—	(15,882)
Less: employer taxes on employee stock transactions	449	—	(1,183)	—
Non-GAAP research and development	$21,140	$16,148	$74,062	$53,320
GAAP research and development as percentage of revenue	27.5%	22.1%	32.5%	27.7%
Non-GAAP research and development as percentage of revenue	20.0%	22.1%	20.0%	21.4%

GAAP sales and marketing	$72,190	$37,929	$260,345	$133,277
Less: stock-based compensation expense - equity awards	(12,704)	—	(53,169)	(7)
Less: employer taxes on employee stock transactions	(207)	—	(4,616)	—
Less: amortization of acquired intangibles	(101)	(100)	(400)	(400)
Non-GAAP sales and marketing	$59,178	$37,829	$202,160	$132,870
GAAP sales and marketing as percentage of revenue	68.4%	52.0%	70.2%	53.4%
Non-GAAP sales and marketing as percentage of revenue	56.1%	51.8%	54.5%	53.2%

GAAP general and administrative	$40,237	$6,839	$117,022	$50,792
Less: stock-based compensation expense - equity awards	(26,520)	—	(69,508)	(29)
Less: stock-based compensation expense - 2020 equity transactions	—	—	—	(27,354)
Less: employer taxes on employee stock transactions	4,147	—	(2,668)	—
Less: acquisition-related expenses	—	—	—	(304)
Non-GAAP general and administrative	$17,864	$6,839	$44,846	$23,105
GAAP general and administrative as percentage of revenue	38.1%	9.4%	31.5%	20.3%
Non-GAAP general and administrative as percentage of revenue	16.9%	9.4%	12.1%	9.3%

Reconciliation of operating (loss) and operating margin:
GAAP (loss) from operations	$(56,375)	$(3,387)	$(204,782)	$(56,112)
Add: stock-based compensation expense - equity awards	49,184	—	173,443	44
Add: stock-based compensation expense - 2020 equity transactions	—	—	—	43,236
Add: employer taxes on employee stock transactions	(4,625)	—	8,754	—
Add: amortization of acquired intangibles	1,091	1,120	4,329	4,268
Add: acquisition-related expenses	—	—	—	304
Non-GAAP (loss) from operations	$(10,725)	$(2,267)	$(18,256)	$(8,260)
GAAP operating margin	(53.4)%	(4.6)%	(55.2)%	(22.5)%
Non-GAAP operating margin	(10.2)%	(3.1)%	(4.9)%	(3.3)%

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Reconciliation of net (loss) attributable to common stockholders:
GAAP net (loss) attributable to common stockholders	$(74,736)	$(1,190,537)	$(2,838,657)	$(1,617,818)
Add: accretion of redeemable convertible preferred stock	—	1,189,002	2,646,662	1,560,524
Add: stock-based compensation expense - equity awards	49,184	—	173,443	44
Add: stock-based compensation expense - 2020 equity transactions	—	—	—	43,236
Add: employer taxes on employee stock transactions	(4,625)	—	8,754	—
Add: amortization of acquired intangibles	1,091	1,120	4,329	4,268
Add: acquisition-related expenses	—	—	—	304
Less: gain on sale of non-marketable equity investments	—	—	(23,830)	—
Less: income tax adjustments	13,357	—	1,802	—
Non-GAAP net (loss) attributable to common stockholders	$(15,729)	$(415)	$(27,497)	$(9,442)

Reconciliation of net (loss) per share - basic and diluted:
GAAP net (loss) per share attributable to common stockholders - basic and diluted	$(0.28)	$(15.41)	$(21.73)	$(21.03)
Add: accretion of redeemable convertible preferred stock	—	15.39	20.26	20.28
Add: stock-based compensation expense - equity awards	0.18	—	1.33	—
Add: stock-based compensation expense - 2020 equity transactions	—	—	—	0.56
Add: employer taxes on employee stock transactions	(0.02)	—	0.07	—
Add: amortization of acquired intangibles	0.01	0.01	0.03	0.06
Add: acquisition-related expenses	—	—	—	0.01
Less: gain on sale of non-marketable equity investments	—	—	(0.18)	—
Less: income tax adjustments	0.05	—	0.01	—
Non-GAAP net (loss) per share attributable to common stockholders - basic and diluted	$(0.06)	$(0.01)	$(0.21)	$(0.12)
Weighted-average shares used in computing GAAP and non-GAAP net (loss) per share attributable to common stockholders - basic and diluted	269,502	77,242	130,652	76,945

Computation of free cash flow:
Net cash provided by operating activities	$4,844	$13,481	$11,460	$32,530
Less: purchases of property and equipment	(1,509)	(755)	(5,565)	(4,383)
Less: capitalized internal-use software	(502)	(803)	(3,552)	(4,631)
Free cash flow	$2,833	$11,923	$2,343	$23,516
Net cash (used in) provided by investing activities	$(432,291)	$26,794	$(420,296)	$(11,425)
Net cash (used in) provided by financing activities	$(4,650)	$(830)	$1,058,369	$(1,909)